Exhibit 99.1

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
TO PRESENT AT IMPERIAL CAPITAL GLOBAL OPPORTUNITIES CONFERENCE

Interface Security Systems Holdings, Inc. announced today that it will participate in the Imperial Capital Global Opportunities Conference in New York, NY on Thursday, September 18, 2014.

Following the Conference, the slide presentation will be available on the Investor Relations section of the Company’s website at www.interfacesystems.com.

About Interface

Interface is a leading national provider of physical security and secured managed network services to primarily large, commercial multi-site customers and believe that we provide the most comprehensive internet protocol technology‑enabled managed security solution in the market. Our physical security solutions include alarm / event monitoring, interactive video surveillance, managed access control and fire / life safety systems. Our secured network services include secure managed broadband, payment card industry compliance, managed digital voice and other ancillary services. Our comprehensive service offering is designed to meet the needs of commercial enterprises that require a universal and secure IP security platform capable of servicing all of their locations. We combine a complete suite of customized physical and network security services into a fully‑integrated bundle, enabling our customers to consolidate services from multiple vendors into a single service provider, significantly enhancing the quality and breadth of their security and reducing their costs. For more information, visit the Company’s website at http://www.interfacesystems.com.

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